              As filed with the Securities and Exchange Commission
                              on October 20, 1994

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  AUGAT INC.
            (Exact name of registrant as specified in its charter)

                Massachusetts                          04-2022285
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification No.)

                    Post Office Box 448, 89 Forbes Boulevard
                         Mansfield, Massachusetts 02048
            (Address of Principal Executive Offices)     (Zip Code)

                                1994 STOCK PLAN
                            (Full title of the plan)

                               Ellen B. Richstone
                                   Augat Inc.
                                  P.O. Box 448
                              89 Forbes Boulevard
                        Mansfield, Massachusetts  02048
                    (Name and address of agent for service)

                                 (508) 543-4300
         (Telephone number, including area code, of agent for service)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

                                Proposed       Proposed
Title of                        maximum        maximum
securities         Amount       offering       aggregate            Amount of
to be              to be        price          offering             registration
registered         registered   per share      price                fee
- --------------------------------------------------------------------------------
Common Stock,      750,000      $20.56(2)      $15,420,000(2)       $5,317.28(3)
$.10 par value     shares(1)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1)  To be offered by the Company pursuant to the Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock on the New York
     Stock Exchange on October 14, 1994 in accordance with Rules
     457(c) and 457(h) of the Securities Act of 1933.

(3)  Computed in accordance with Securities Act Rules 457(c) and (h).

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the 1994 Stock Plan of Augat Inc., a Massachusetts corporation (the "Registrant") pursuant to Rule 428(b)(1).

     PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.  Incorporation of Certain Documents by Reference.

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Prospectus by reference:

               (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (as amended, the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

               (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

               (3) The description of the Common Stock, par value $.01 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

          Item 4.  Description of Securities.

          Not applicable.

          Item 5.  Interests of Named Experts and Counsel.

          The legality of the Common Stock offered by this registration statement will be passed upon for the Closing by Hale and Dorr (a partnership which includes professional corporations), 60 State Street, Boston, Massachusetts 02109. As of October 17, 1994, Samuel S. Dennis 3d, the sole owner of a professional corporation which is a partner of Hale and Dorr, counsel to the Company, was the beneficial owner of 3,200 shares of the Common Stock of the Company. Mr. Dennis is a director of the Company. Thomas E. Neely, Clerk of the Company, is also a partner of Hale and Dorr.

          Item 6.  Indemnification of Directors and Officers.

          Section 67 of Chapter 156B of the General Laws of Massachusetts (such chapter, the "Massachusetts Business Corporation Law") permits a Massachusetts corporation to indemnify its directors, officers, employees and other agents to whatever extent specified in or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as otherwise provided in the articles of organization or the by-laws, any of these persons who are not directors may be indemnified to the extent authorized by the directors. Indemnification may include payment of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, and may be provided although the person is no longer affiliated with the corporation. No indemnification shall be provided, however, for any person with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that an action was in the best interests of the corporation. A corporation also has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation against any liability incurred by such person in any such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify such person against such liability.

          The Company has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacity as directors or officers and for which they are not indemnified by the Company.

          The Company's Articles of Organization provide that a director of the Company shall not be personally liable to either the Company or the Company's shareholders for monetary damages resulting from a breach of fiduciary duty as a director, to the fullest extent permitted by the Massachusetts Business Corporation Law.

          Section 13(b) of the Massachusetts Business Corporation Law, as amended, permits a Massachusetts corporation to provide in its articles of organization that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

          (a) Breaches of the director's duty of loyalty to the Company or its shareholders;

          (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (c) Acts covered by Sections 61 or 62 of the Massachusetts Business Corporation Law (which relate generally to the liability of directors for authorizing distributions to shareholders at a time when the Company is insolvent or bankrupt and the liability of directors for approving loans to officers or directors of the Company which are not repaid and which were not approved or ratified by a majority of disinterested directors or shareholders); and

          (d) Transactions from which the director derived an improper personal benefit.

          Under the Company's By-Laws, the Company must indemnify each director and officer against all liabilities and expenses reasonably incurred in connection with any suit or proceeding in which such director or officer may be a party defendant or with which such person may be threatened or otherwise involved by reason of their being or having been a director or officer of the Company (or, at the request of the Company, of another organization), except in relation to matters as to which any such director or officer is finally adjudged to have been liable for negligence or misconduct in the performance of his duty. No indemnity will be made, however, with respect to any amounts paid in compromise or settlement unless the Board of Directors determines that the officer or director was not liable for negligence or misconduct in the performance of their duty in connection with the matter out of which the compromise or settlement arose.

          Item 7.  Exemption from Registration Claimed.

          Not applicable.

          Item 8.  Exhibits.

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

          Item 9.  Undertakings.

          1.   The Company hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
     Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Mansfield, Commonwealth of Massachusetts on the 18th day of October, 1994.


                                   AUGAT INC.



                                       /s/ Marcel P. Joseph
                                   By: -------------------------------
                                        Marcel P. Joseph
                                        Chairman of the Board and
                                        Chief Executive Officer




                               POWER OF ATTORNEY

          We, the undersigned officers and directors of Augat Inc. hereby severally constitute Marcel P. Joseph, Ellen B. Richstone and Thomas E. Neely, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Augat Inc. to comply with the provisions of the Securities Exchange Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                      Title                    Date
       ---------                      -----                    ----
/s/ Marcel P. Joseph          Chairman of the Board,   )
- -------------------------     Chief Executive Officer  )
Marcel P. Joseph              and Director             )
                              (Principal Executive     )
                              Officer)                 )
                                                       )
/s/ Ellen B. Richstone        Vice President, and,     )
- -------------------------     Chief Financial Officer  )
Ellen B. Richstone            (Principal Financial     )
                              Officer and Accounting   )
                              Officer                  )
                                                       )
/s/ Vernon R. Alden           Director                 )
- -------------------------                              )
Vernon R. Alden                                        )
                                                       )
                                                       )
/s/ Samuel S. Dennis 3d       Director                 )
- -------------------------                              )
Samuel S. Dennis 3d                                    )
                                                       )
                                                       ) October 18, 1994
/s/ John N. Lemasters         Director                 )
- -------------------------                              )
John N. Lemasters                                      )
                                                       )
                                                       )
/s/ David V. Ragone           Director                 )
- -------------------------                              )
David V. Ragone                                        )
                                                       )
                                                       )
/s/ William R. Fenoglio       Director                 )
- -------------------------                              )
William R. Fenoglio                                    )
                                                       )
                                                       )
/s/ Alan J. Zakon             Director                 )
- -------------------------                              )
Alan J. Zakon                                          )
                                                       )
                                                       )
/s/ Jerald G. Fishman         Director                 )
- -------------------------                              )
Jerald G. Fishman                                      )
                                                       )
                                                       )
/s/ Thomas L. King            Director                 )
- -------------------------                              )
Thomas L. King                                         )
                                                       )

                                                       )
/s/ John D. Curtin, Jr.       Director                 )
- ----------------------------                           )
John D. Curtin, Jr.                                    )
                                                       )
                                                       )
/s/ Bruce L. Crockett         Director                 )
- ----------------------------                           )
Bruce L. Crockett                                      )

                                 Exhibit Index


 Exhibit
 Number      Description
 -------     -----------
   4.1       Restated Articles of Organization of the
             Company, as amended, (incorporated herein
             by reference to Exhibit 3(a) to the Company's
             Annual Report on Form 10-K for the year ended
             December 31, 1992, filed March 28, 1992).

   4.2       By-Laws of the Company, as amended,
             (incorporated herein by reference to Exhibit
             3(b) to the Company's Annual Report on Form
             10-K, for the year ended December 31, 1987).

   4.3 (a) Specimen Certificate representing shares of the Company's $.10 par value Common Stock
             (incorporated herein by reference to Exhibit
             4(a) to the Company's Annual Report on Form
             10-K for the year ended December 31, 1988).

             (b) Trust Indenture dated as of August 2, 1988 between Augat Inc. and The Chase Manhattan Bank,
             N.A. as Trustee, (incorporated by reference to Exhibit 2 of the Company's Registration
             Statement on Form 8-A, dated August 2, 1988).

   5.1*      Opinion of Hale and Dorr.

  23.2*      Consent of Deloitte & Touche LLP.

  24.1*      Consent of Hale and Dorr (included in
             Exhibit 5.1).

  25.1* Power of Attorney (see signature pages of this Registration Statement).

_______________________________

*  Filed herewith.  All other exhibits previously filed.
